SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2010

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Compensation

On December 15, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VASCO Data Security International, Inc. (“VASCO”) increased the base salaries to be paid to its three named executive officers, T. Kendall Hunt, Jan Valcke and Clifford K. Bown, during fiscal year 2011.

Name of Executive Officer	Position	2011 Base Salary
T. Kendall Hunt	Chief Executive Officer	$390,000
Jan Valcke	President and Chief Operating Officer	$442,533 (approx. €330,000)(1)
Clifford K. Bown	Chief Financial Officer	$325,000

(1)	Mr. Valcke’s base salary for 2011 is 330,000 Euros and will be paid in Euros. The amount in the table reflects the U.S. dollar equivalent based on the exchange rate as of December 15, 2010 of $1.34101 USD/Euro.

Amended and Restated Employment with T. Kendall Hunt

On December 15, 2010, VASCO and T. Kendall Hunt entered into an amended and restated employment agreement effective as of January 1, 2011 (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement was approved by the Compensation Committee and amends and restates that certain employment agreement dated as of November 20, 2002 between VASCO and Mr. Hunt, as previously amended.

The Amended and Restated Employment Agreement has a three-year term and, among other things, provides for:

•	Mr. Hunt to serve as VASCO’s Chairman and Chief Executive Officer with his office at VASCO’s Oakbrook Terrace, Illinois headquarters;

•

A minimum annual base salary of $390,000 which may not be decreased without Mr. Hunt’s consent, except for a reduction that is commensurate with and part of a general salary reduction program applicable to all senior executives of VASCO;

•	Mr. Hunt to participate in the VASCO Executive Incentive Plan, the VASCO 2009 Equity Incentive Plan and other employee benefit plans on the same basis as other senior executive officers;

•	At least four weeks of vacation per year, in accordance with VASCO’s vacation policy;

•

Amounts to be paid to Mr. Hunt upon his termination of employment on account of voluntary resignation, termination by VASCO for Cause (as defined in the Amended and Restated Employment Agreement), termination by VASCO without Cause, resignation for Good Reason (as defined in the Amended and Restated Employment Agreement), death , Disability (as defined in the Amended and Restated Employment Agreement) or following a Change in Control (as defined in the Amended and Restated Employment Agreement);

•	No excise tax gross-up for any payment that would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Noncompetition, non-solicitation and non-interference with VASCO business relationships by Mr. Hunt during the 24-month period after his termination of employment for any reason; and

•	All payments to be made in compliance with Code Section 409A.

The above description of the Amended and Restated Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following Exhibit is furnished herewith:

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement effective as of January 1, 2011 between VASCO Data Security International, Inc. and T. Kendall Hunt

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2010	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer

EXHIBIT INDEX

The following Exhibit is furnished herewith:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement effective as of January 1, 2011 between VASCO Data Security International, Inc. and T. Kendall Hunt